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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
           SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT February 27, 1998


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                      ASPECT TELECOMMUNICATIONS CORPORATION


             (Exact name of registrant as specified in its charter)

                                     0-18391
                            (Commission File Number)

        California                                           94-2974062
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)


                                 1730 Fox Drive
                             San Jose, CA 95131-2312
             (Address of principal executive offices, with zip code)


                                 (408) 325-2200
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

        On February 27, 1998, Aspect Telecommunications Corporation ("Aspect") announced that it has entered into a patent cross-license agreement with Lucent Technologies Inc. ("Lucent"), under which each party has agreed to dismiss their patent lawsuits against each other, released each other from claims of past infringement, and settled their patent disputes. The lawsuits related to telecommunications products and call routing technology. As part of the settlement, the parties have entered into a cross-licensing agreement under which Aspect will pay Lucent a one-time fee and future royalties. In connection with this settlement, Aspect recorded a non-recurring charge of $14 million (approximately 17 cents per diluted share) for the quarter and year ended December 31, 1997.

        Further details regarding this announcement are contained in the Company's press release with Lucent dated February 27, 1998 and in the Company's press release dated February 27, 1998, both of which are attached as exhibits hereto and incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    EXHIBITS.

        Exhibit 99.1 Aspect Telecommunications Corporation and Lucent Technologies Inc. press release dated February 27, 1998.
        Exhibit 99.2 Aspect Telecommunications Corporation press release dated February 27, 1998.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ASPECT TELECOMMUNICATIONS
                                 CORPORATION



Date:  March 5, 1998             By: /s/ Eric J. Keller
                                    --------------------------------------------
                                    Eric J. Keller
                                    Vice President, Finance and
                                    Chief Financial Officer
                                    (Duly Authorized and Principal Financial and
                                    Accounting Officer)



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                      ASPECT TELECOMMUNICATIONS CORPORATION

                                INDEX TO EXHIBITS



     Exhibit Number                      Description
     --------------                      -----------
         99.1 Aspect Telecommunications Corporation and Lucent Technologies Inc. press release dated February 27, 1998.

         99.2 Aspect Telecommunications Corporation press release dated February 27, 1998.




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